Exhibit 10.15

FORM OPTION AWARD AGREEMENT

MICHAEL KORS HOLDINGS LIMITED

OMNIBUS INCENTIVE PLAN

EMPLOYEE NONQUALIFIED

OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), dated as of date of grant (the “Date of Grant”), is made by and between Michael Kors Holdings Limited, a limited liability company under the laws of the British Virgin Islands (the “Company”), and participant (“Participant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Michael Kors Holdings Limited Omnibus Incentive Plan (the “Plan”), pursuant to which Options may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Option provided for herein to Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant an Option (the “Option”) to purchase ordinary shares, no par value, of the Company (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Share Option. The Exercise Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be exercise price per Option Share.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c) Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the Option and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement, to the General Counsel at Michael Kors (USA), Inc., 11 West 42nd Street, New York, NY 10036 within 14 days following the date hereof. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).

2. Vesting. Except as may otherwise be provided herein, subject to Participant’s continued employment with the Company or a Subsidiary, the Option shall become vested and exercisable with respect to twenty five percent (25%) of the Option Shares on each of the first four anniversaries of the Date of Grant (each such date, a “Vesting Date”). Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the final Vesting Date.

3. Termination of Employment.

(a) Except as otherwise provided below or as provided in an employment agreement (or similar agreement) between Participant and the Company or any of its Subsidiaries in effect on the Date of Grant, if Participant’s employment or service with the Company or any Subsidiary, as applicable, terminates for any reason other than due to death, Disability (as defined in Section 3(b) below) or Retirement (as defined in Section 3(c) below), then the unvested portion of the Option shall be cancelled immediately and Participant shall immediately forfeit any rights to the Option Shares subject to such unvested portion.

(b) If Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of the Company or a Subsidiary, the unvested Options shall become immediately vested and exercisable as of the date of death or termination on account of Disability For purposes of this Agreement, “Disability” means a Participant has a total and permanent disability as defined in Section 22(e) (3) of the Code.

(c) If the Participant’s employment with the Company is terminated due to the Participant’s Retirement, then the Option shall continue to vest on the schedule provided in Section 2 above. For purposes of this Agreement, “Retirement” means a Participant’s voluntary termination of employment or service with the Company and its Subsidiaries (other than a termination for Cause) after the Participant reaches at least the age of sixty (60) and has completed at least ten (10) years of employment or service with the Company or any of its Subsidiaries.

(d) If within twenty-four (24) months following the occurrence of a Change in Control of the Company, the Participant’s employment or service with the Company is terminated by the Company without Cause, or, if Participant is a party to an employment agreement (or similar agreement) with the Company or any of its Subsidiaries that includes the ability of Participant to terminate Participant’s employment for “good reason” or similar concept and Participant terminates his or her employment for “good reason” or similar concept as defined therein, the provisions of Section 11.2 of the Plan shall apply.

4. Expiration.

(a) In no event shall all or any portion of the Option be exercisable after the seventh anniversary of the Date of Grant (the “Option Period”).

(b) If, prior to the end of the Option Period, Participant’s employment or service with the Company and its Subsidiaries is terminated (i) by the Company or its Subsidiaries without Cause and other than due to death, Disability or Retirement, the Option shall expire on the earlier of the last day of the Option Period or the date that is 90 days after the date of such termination, or (ii) by Participant for any reason other than due to death, Disability or Retirement or at a time when grounds to terminate Participant’s employment for Cause exist, the Option shall expire on the earlier of the last day of the Option Period or the date that is 30 days after the date of such termination. In the event of a termination described in this subsection (b), the Option shall remain exercisable by Participant until its expiration only to the extent the Option was exercisable at the time of such termination.

(c) If Participant dies or is terminated on account of Disability in accordance with Section 3(b) above, each Option so accelerated together with any remaining vested Options shall be exercisable by Participant or his or her beneficiary, as applicable, until the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of Participant, as applicable.

(d) If the Participant’s employment with the Company is terminated due to the Participant’s Retirement in accordance with Section 3(c) above, then the Option shall remain exercisable until the earlier of the last day of the Option Period or the date that is four years after the date of Retirement.

(e) If Participant ceases employment or service of the Company or any of its Subsidiaries due to a termination for Cause or a termination by Participant for any reason at a time when grounds to terminate Participant’s employment for Cause exist, the Option (including any vested portion of the Option) shall expire immediately upon such cessation of employment or service.

5. Method of Exercise.

(a) Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Company at its principal business office using such form(s) as may be required from time to time by the Company. Participant may obtain such form(s) by contacting the General Counsel at Michael Kors (USA), Inc., 11 West 42nd Street, New York, NY 10036.

(b) No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company in accordance with Section 5.5 of the Plan and Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

(c) Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable by (i) cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) if approved by the Committee, tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) if approved by the Committee, a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes, and (iv) such other method which is approved by the Committee. Notwithstanding the foregoing, if, on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price,

Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by Participant on such last day by means of a net exercise and the Company shall deliver to Participant the number of Shares for which the Option was deemed exercised less such number of Shares required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes. Any fractional Shares shall be settled in cash.

6. Rights as a Shareholder. Participant shall not be deemed for any purpose to be the owner of any Shares subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to Participant the Option Shares, and (iii) Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company.

7. Restrictive Covenants. In consideration of the grant of the Option, Participant agrees that Participant will comply with the restrictions set forth in this Section 7 during the time periods set forth herein.

(a) Subject to Section 7(c) below, while Participant is an Employee or Consultant of the Company and during the two-year period following termination of employment or service, Participant shall not knowingly perform any action, activity or course of conduct which is substantially detrimental to the businesses or business reputations of the Company or any of its Subsidiaries, including (i) soliciting, recruiting or hiring (or attempting to solicit, recruit or hire) any employees of the Company or any of its Subsidiaries or any persons who have worked for the Company or any of its Subsidiaries during the 12-month period immediately preceding such solicitation, recruitment or hiring or attempt thereof; (ii) intentionally interfering with the relationship of the Company or any of its Subsidiaries with any person or entity who or which is employed by or otherwise engaged to perform services for, or any customer, client, supplier, licensee, licensor or other business relation of, the Company or any of its Subsidiaries; or (iii) assisting any person or entity in any way to do, or attempt to do, anything prohibited by the immediately preceding clauses (i) or (ii)

(b) Subject to Section 7(c) below, Participant shall not disclose to any unauthorized person or entity or use for Participant’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions in violation of this Agreement; provided, however, that if Participant receive a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (i) Participant shall promptly notify in writing the Company, and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (ii) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms hereof, Participant shall disclose only that portion of the Confidential Information which, based on the written advice of Participant’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving person or entity shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (iii) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its Subsidiaries, including, without limitation, all business information (whether or not in written form) which relates to the Company or its Subsidiaries, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its Subsidiaries has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of Participant’s breach of this Agreement, including but not limited to: technical information or reports; formulas; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information will not include such information known to Participant prior to Participant’s involvement with the Company or its Subsidiaries or information rightfully obtained from a third party (other than pursuant to a breach by Participant of this Agreement).

(c) If and to the extent Section 7(a) or 7(b) is inconsistent with any similar provision governing noncompetition, nonsolicitation and confidentiality in an employment agreement (or similar agreement) between Participant and the Company or any of its Subsidiaries in effect on the Date of Grant, the provisions in Participant’s employment agreement (or similar agreement) will govern.

(d) In the event that Participant violates any of the restrictive covenants set forth above in this Section 7, in addition to any other remedy which may be available at law or in equity, the Option shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that Participant has previously exercised all or any portion of the Option, Participant shall forfeit any compensation, gain or other value realized on the exercise of such Option, or the subsequent sale of Shares acquired in respect of such Option, and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of Participant’s breach of such restrictive covenants.

8. Compliance with Legal Requirements.

(a) Generally. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which Shares are then listed or traded, and/or any blue sky or state securities laws applicable to such Shares. Participant agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to Participant in connection with the Option or otherwise, or require Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. Further, the Company may permit or require Participant to satisfy, in whole or in part, the tax obligations by withholding Shares that would otherwise be received upon exercise of the Option.

9. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the Option that would have been earned had the financial results been properly reported (as determined by the Committee) (i) the Option will be cancelled and (ii) Participant will forfeit (A) the Shares (or cash) received or payable on the exercise of the Option and (B) the amount of the proceeds of the sale, gain or other value realized on the exercise of the Option or the Shares acquired in respect of such Option (and Participant may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-solicitation or non-disclosure covenant or agreement, including but not limited to the covenants set forth in Section 7 above, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Option may, at the Committee’s discretion, be canceled without any payment therefor and (ii) the Committee, in its discretion, may require Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the exercise of the Option to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon the exercise of such Option, or the subsequent sale of the Shares acquired upon exercise of such Option. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the Option (or the Shares acquired upon exercise of such Option) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Miscellaneous.

(a) Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 12.3 of the Plan. In the event of Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by Participant’s executors or administrators.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The Option is not intended to be subject to Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Option or the Option Shares will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an Employee or Consultant of the Company or its Subsidiaries or shall interfere with or restrict in any way the right of the Company or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g) Fractional Shares. In lieu of issuing a fraction of a Share resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 12.2 of the Plan or otherwise, the Company shall be entitled to pay to Participant an amount equal to the Fair Market Value of such fractional Share.

(h) Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

(i) Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(j) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(k) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12.1 of the Plan.

(l) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the British Virgin Islands without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the British Virgin Islands or the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(m) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

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